Exhibit 10.5

Form of Power of Attorney

The undersigned, _______, a citizen of the People’s Republic of China (the “PRC”) with ID No. of __________, shareholder of __ % of the equity interests (the “Shares”) of Rider Sportsfashion Limited (“the Company”), hereby irrevocably authorizes any natural person duly appointed by Jakroo (Beijing) Sports Consulting Co., Ltd. (the “WFOE”) to exercise the following rights during the term of this Power of Attorney:

Any natural person appointed by the WFOE is hereby authorized, in lieu of the undersigned, to exercise on behalf of the undersigned as her sole and exclusive agent the rights in respect of the Shares including without limitation:

(1) attend shareholders’ meeting of the Company and sign resolutions thereof on behalf of the undersigned;

(2) exercise all rights of the undersigned as a shareholder of the Company according to the laws and articles of association of the Company, including without limitation the rights to vote and to sell, transfer, pledge or dispose of all or any portion of the Shares; and

(3) designate and appoint on behalf of the undersigned the legal representative, chairperson, director, supervisor, chief executive officer and any other senior management of the Company.

In the event of a conflict between the acts of WFOE as granted herein above and the acts of the undersigned, the acts of the WOFE shall prevail. Subject to the powers and authorities provided under this Power of Attorney, the WFOE will have the right to sign on behalf of the undersigned any transfer agreement contemplated under the Exclusive Call Option Agreement to which the undersigned will be a party, and to perform the Equity Pledge Agreement and the Exclusive Call Option Agreement, each of which is dated as of the date hereof and to which the undersigned is a party.  Exercise of such right will not have any restriction upon this Power of Attorney.

Unless otherwise provided under this Power of Attorney, the WFOE has the right to transfer, apply or otherwise dispose of any cash dividend, bonus and any other non-cash gain arising from the Shareholding on reliance of any oral or written instruction from the undersigned.

Unless otherwise provided under this Power of Attorney, the WFOE has the right to take any action regarding the Shareholding without any oral or written instruction from the undersigned.

Any and all the actions associated with the Shares made by the WFOE will be deemed as the action of the undersigned, and any and all documents relating to the Shares executed by the WFOE shall be deemed to be executed and acknowledged by the undersigned.

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The WFOE may delegate this power of attorney by assigning its rights relating to the conduct of the aforesaid matter and exercise of the Shares to any other person or entity at its own discretion without prior notice to or consent from the undersigned.

This Power of Attorney is irrevocable and effective as of the date hereof as long as the undersigned is a shareholder of the Company. This Power of Attorney supersedes any other power of attorney previously signed by the undersigned.

During the term of this Power of Attorney, the undersigned hereby waives all of the rights associated with the Shares which have been authorized to the WFOE and will not exercise any such right.

Dated: December 15, 2016

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